EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Telanetix, Inc., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ending March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Richard M. Ono, Chief Financial Officer of the Company, does each hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ RICHARD M. ONO
Richard M. Ono
Chief Financial Officer

Dated: May 19, 2006

A signed original of this written statement required by Section 906 has been provided to Telanetix, Inc. and will be retained by Telanetix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.